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                                                                  EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
NACT Telecommunications, Inc.

We consent to the use in this Prospectus of our report dated November 21, 1996, except as to Note 14 which is as of November 26, 1996 relating to the financial statements of NACT Telecommunications, Inc. included herein as of and for the years ended September 30, 1995 and 1996, and to the references to our firm under the headings "Selected Financial Data" and "Experts" in this Prospectus.

                                                          KPMG Peat Marwick LLP

Salt Lake City, Utah
February 4, 1997